Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the BPI Industries Inc. 2005 Omnibus Stock Plan of our report dated September 21, 2005 with respect to the consolidated financial statements of BPI Industries Inc. included in its Registration Statement (Form S-1, File No. 333-125483) for the year ended July 31, 2005, filed with the Securities and Exchange Commission.
/s/ Meaden & Moore, Ltd.
MEADEN & MOORE, LTD.
Independent Registered Public Accounting Firm
December 20, 2005
Cleveland, Ohio